                                                                    EXHIBIT 25.1

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                         DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                     TRUSTEE PURSUANT TO SECTION 305(b)(2)X

                       U.S. TRUST COMPANY OF TEXAS, N.A.
              (Exact name of trustee as specified in its charter)

                                                       75-2353745
  (State of incorporation                           (I.R.S. employer
  if not a national bank)                         identification No.)

2001 Ross Avenue, Suite 2700                           75201-2936
       Dallas, Texas                                   (Zip Code)
   (Address of trustee's
principal executive offices)

                              Compliance Officer
                       U.S. Trust Company of Texas, N.A.
                          2001 Ross Avenue, Suite 2700
                           Dallas, Texas  75201-2936
                                 (214) 754-1200
           (Name, address and telephone number of agent for service)

                              -----------------

                             Greyhound Lines, Inc.
              (Exact name of obligor as specified in its charter)

                Delaware                                         86-0572343
    (State or other jurisdiction of                           (I.R.S. employer
     incorporation or organization)                         identification No.)

      15110 North Dallas Parkway
                Dallas                                             75248
(Address of principal executive offices)                         (Zip Code)

                             -------------------

               8 1/2% Converible Subordinated Debentures due 2009
                      (Title of the indenture securities)


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
                                    GENERAL

1.       General Information.

         Furnish the following information as to the Trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                          Federal Reserve Bank of Dallas (11th District), Dallas, Texas (Board of Governors of the Federal Reserve System) Federal Deposit Insurance Corporation, Dallas, Texas The Office of the Comptroller of the Currency, Dallas, Texas

         (b)     Whether it is authorized to exercise corporate trust powers.

                 The Trustee is authorized to exercise corporate trust powers.

2.       Affiliations with Obligor and Underwriters.

         If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

         None.

3.       Voting Securities of the Trustee.

         Furnish the following information as to each class of voting securities of the Trustee:

                             As of June 26, 1997

--------------------------------------------------------------------------------
               Col A.                            Col B.
--------------------------------------------------------------------------------
           Title of Class                        Amount Outstanding
--------------------------------------------------------------------------------
Capital Stock - par value $100 per share         5,000 shares

4.       Trusteeships under Other Indentures.

         Not Applicable

5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

         Not Applicable

6. Voting Securities of the Trustee Owned by the Obligor or its Officials.

         Not Applicable

7.       Voting Securities of the Trustee Owned by Underwriters or their
         Officials.

         Not Applicable

8.       Securities of the Obligor Owned or Held by the Trustee.

         Not Applicable

9.       Securities of Underwriters Owned or Held by the Trustee.

         Not Applicable

10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

         Not Applicable

11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

         Not Applicable

12.      Indebtedness of the Obligor to the Trustee.

         Not Applicable

13.      Defaults by the Obligor.

         Not Applicable

14.      Affiliations with the Underwriters.

         Not Applicable

15.      Foreign Trustee.

         Not Applicable

16.      List of Exhibits.

         T-1.1   -  A copy of the Articles of Association of U.S. Trust Company of Texas, N.A.; incorporated herein by reference to Exhibit
                    T-1.1 filed with Form T-1 Statement, Registration No.
                    22-21897.

16.      (con't.)

         T-1.2   -  A copy of the certificate of authority of the Trustee to commence business; incorporated herein by reference to Exhibit T-1.2 filed with Form T-1 Statement, Registration
                    No. 22-21897.

         T-1.3   -  A copy of the authorization of the Trustee to exercise
                    corporate trust powers; incorporated herein by reference to Exhibit T-1.3 filed with Form T-1 Statement, Registration
                    No. 22-21897.

         T-1.4   -  A copy of the By-laws of the U.S. Trust Company of Texas,
                    N.A., as amended to date; incorporated herein by reference to Exhibit T-1.4 filed with Form T-1 Statement,
                    Registration No. 22-21897.

         T-1.5   -  The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

         T-1.6   -  A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.


         NOTE

As of June 26, 1997, the Trustee had 5,000 shares of Capital Stock outstanding, all of which are owned by U.S. T.L.P.O. Corp. As of June 26, 1997, U.S. T.L.P.O. Corp. had 35 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation. U.S. Trust Corporation had outstanding 19,591,502 shares of $5 par value Common Stock as of June 26, 1997.

The term "Trustee" in Items 2, 5, 6, 7, 8, 9, 10 and 11 refers to each of U.S Trust Company of Texas, N.A., U.S. T.L.P.O. Corp. and U.S. Trust Corporation.

Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all the facts on which to base responsive answers to Items 2, 5, 6, 7, 9, 10 and 11, the answers to said Items are based upon incomplete information. Items 2, 5, 6, 7, 9, 10 and 11 may, however, be considered correct unless amended by an amendment to this Form T-1.

In answering any items in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligors or their directors or officers, or an underwriter for the obligors, the Trustee has relied upon information furnished to it by the obligors and will rely on information to be furnished by the obligors or such underwriter, and the Trustee disclaims responsibility for the accuracy or completeness of such information.


                               ----------------

                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, U.S Trust Company of Texas, N.A., a national banking association organized under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, and State of Texas on the 26th day of June, 1997.

                                         U.S. Trust Company of Texas, N.A.,
                                         Trustee


                                         By: /s/  BILL BARBER
                                            ------------------------------
                                               Bill Barber
                                               Vice President

                                                                 EXHIBIT 7.1.1

                            Articles of Association
                                       of
               U.S. Trust Company of Texas, National Association

For the purpose of organizing an association to perform any lawful activities of national banks, the undersigned to enter into the following articles of association:

FIRST: The title of this association shall be U.S. Trust Company of Texas, National Association.

SECOND: The main office of the association shall be in Dallas County of Dallas, State of Texas. The general business of the association shall be conducted at its main office and its branches.

THIRD: The board of directors of this association shall consist of not less than five nor more than twenty- five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of a majority of the shareholders at any annual or special meeting thereof. Each director shall own common or preferred stock of the association with an aggregate par value of not less than $1,000, or common or preferred stock of a bank holding company owning the association with an aggregate par, fair market or equity value of not less than $1,000, as of either (i) the date of purchase, (ii) the date the person became a director or (iii) the date of that person's most recent election to the board of directors, whichever is greater. Any combination of common or preferred stock of the association or such holding company may be used.

                 Any vacancy in the board of directors may be filled by action of a majority of the remaining directors may not increase the number of directors between meetings of shareholders to a number which: (1) exceeds by more than two the number of directors last elected by shareholders where the number was 15 or less; and (2) exceeds by more than four the number of directors last elected by shareholders where the number was 16 or more, but in no event shall the number of directors exceed 25.

                 Terms of directors, including directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which directors are elected, unless the directors resign or are removed from office.

                 Despite the expiration of a director's term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors and his or her position is eliminated.

                 Honorary or advisory members of the board of directors, without voting power or power of final decision in matters concerning the business of the association, may be appointed by resolution of a majority of the full board of directors or by resolution of shareholders at any annual or special meeting. Honorary or advisory directors shall not be counted for purposes of determining the number of directors of the association or the presence of a quorum in connection with any board action, and shall not be required to own qualifying shares.

FOURTH: There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the board of directors may designate, on the day of each year specified therefore in the bylaws, or if that day falls on a legal holiday in the State in which the association is located, on the next following banking day. If no election is held on the day fixed, or in event of a legal holiday, an election may be held on any subsequent day within 60 days of the day fixed, to be designated by the board of directors, or, if the directors fail to fix the day, by shareholders representing two-thirds of the shares issued and outstanding. In all cases at least 10 days advance notice of the meeting shall be given to the shareholders by first class mail.

                 In all elections of directors, the number of votes each common shareholder may cast will be determined by multiplying the number of shares he or she owns by the number of directors to be elected. Those votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder. On all other requisitions, each common shareholder shall be entitled to one vote for each share of stock held by him or her.

                 Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the association entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing management shall be made in writing and be delivered or mailed to the president of the association and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the president of the association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder.

                 (1)      The name and address of each proposed nominee.

                 (2)      The principal occupation of each proposed nominee.

                 (3) The total number of shares of capital stock of the association that will be voted for each proposed nominee.

                 (4) The name and residence address of the notifying shareholder.

                 (5) The number of shares of capital stock of the association owned by the notifying shareholder.

                 Nominations not made in accordance herewith may, in his/her decision, be disregarded by the chairperson of the meeting, and the vote tellers may disregard all votes cast for each such nominee. No bylaw may unreasonably restrict the nomination of directors by shareholders.

                 A director may resign at any time by delivering written notice to the board of directors, its chairperson, or to the association, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

                 A director may be removed by shareholders at a meeting called to remove him or her, when notice of the meeting stating that the purpose or one of the purposes is to remove him or her is provided, if there is a failure to fulfill one of the affirmative requirements for qualification, or for case, provided, however, that a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal.

FIFTH: The authorized amount of capital stock of this association shall be 5,000 shares of common stock of the par value of One Hundred Dollars ($100) each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

                 No holder of shares of the capital stock of any class of the association shall have any preemptive or preferential right of subscription to any shares of any class of stock of the association, whether nor or hereafter authorized, or to any obligations convertible into stock of the association, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the board of directors, in its discretion may from time to time determine and at such price as the board of directors may from time to time fix.

                 Unless otherwise specified in the articles of association or required by law, (1) all matters requiring shareholder action, including amendments to the articles of association must be approved by shareholders owning a majority voting interest in the outstanding voting stock, and (2) each shareholder shall be entitled to one vote per share.

                 Unless otherwise specified in the articles of association or required by law, all shares of voting stock shall be voted together as a class, on any matters requiring shareholder approval. If a proposed amendment would affect two or more classes or series in the same or a substantially similar way, all the classes or series so affected, must vote together as a single voting group on the proposed amendment.

                 Shares of the same class or series may be issued as a dividend on a pro rata basis and without consideration. Shares of another class or series may be issued as a share dividend in respect of a class or series of stock if approved by a majority of the votes entitled to the cast by the class or series to be issued unless there are no outstanding shares of the class or series to be issued. Unless otherwise provided by the board of directors, the record date for determining shareholders entitled to a share dividend shall be the date the board of directors authorizes the share dividend.

                 Unless otherwise provided in the bylaws, the record date for determining shareholders entitled to notice of and to vote at any meeting is the close of business on the day before the first notice is mailed or otherwise sent to the shareholders, provided that in no event may a record date be more than 70 days before the meeting.

                 If a shareholder is entitled to fractional shares pursuant to preemptive rights, a stock dividend, consolidation or merger, reverse stock split or otherwise, the association may (a) issue fractional shares, or (b) in lieu of the issuance of fractional shares, issue script or warrants entitling the holder to receive a full share upon surrendering enough script or warrants to equal a full share, (c) if there is an established and active market in the association's stock, make reasonable arrangements to provide the shareholder with an opportunity to realize a fair price throughout sale of the fraction, or purchase of the additional fraction required for a full share, (d) remit the cash equivalent of the fraction to the shareholder, or (e) sell full shares representing all the fractions at public auction or to the highest bidder after having solicited and received sealed bids from at least three licensed stock brokers, and distribute the proceeds pro rata to shareholders who otherwise would be entitled to the fractional shares. The holder of a fractional share is entitled to exercise the rights from shareholder, including the right to vote, to receive dividends, and to participate in the assets of the association upon liquidation, in proportion to the fractional interest. The holder of script or warrants is not entitled to any of these rights unless the script or warrants explicitly provide for such rights. The script or warrants may be subject to such additional conditions as (1) that the script or warrants will become void if not exchanged for full shares before a specified date, and (2) that the shares for which the script or warrants are exchangeable may be sold at the option of the association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders. Obligations classified as debt, whether or not subordinated, which may be issued by the association without the approval of shareholders, do not carry voting rights on any issue, including an increase or decrease in the aggregate number of the securities, or the exchange or reclassification of all or part of securities into securities of another class or series.

SIXTH: The board of directors shall appoint one of its members president of this association, and one of its members chairperson of the board and shall have the power to appoint one or more vice presidents, a secretary who shall keep minutes of the directors' and shareholders' meetings and be responsible for authenticating the records of the association, and such other officers and employees as may be required to transact the business of this association. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the board of directors in accordance with the bylaws.

                 The board of directors shall have the power to:

                          (1) Define the duties of the officers, employees and agents of the association.

                          (2) Delegate the performance of its duties, but not the responsibility for its duties, to the officers, employees, and agents of the association.

                          (3)     Fix the compensation and enter into
                                  employment contracts with its officers and employees upon reasonable terms and conditions consistent with applicable law.

                          (4)     Dismiss officers and employees.

                          (5) Require bonds from officers and employees and to fix the penalty thereof.

                          (6) Ratify written policies authorized by the association's management or committees of the board.

                          (7) Regulate the manner in which any increase or decrease of the capital of the association shall be made, provided that nothing herein shall restrict the power of shareholders to increase or decrease the capital of the association in accordance with law, and nothing shall raise or lower from two-thirds the percentage required for shareholder approval to increase or reduce the capital.

                          (8) Manage and administer the business and affairs of the association.

                          (9) Adopt initial bylaws, not inconsistent with law or the articles of association, for managing the business and regulating the affairs of the association.

                          (10) Amend or repeal bylaws, except to the extent that the articles of association reserve this power in whole or in part to shareholders.

                          (11)    Make contracts.

                          (12) Generally to perform all acts that are legal for a board of directors to perform.

SEVENTH: The board of directors shall have the power to change the location of the main office to any other place within the limits of Dallas, Texas, without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of the association to any other location permitted under applicable law, without the approval of the shareholders, subject to approval by the Office of the Comptroller of the Currency.

EIGHTH: The corporate existence of this association shall continue until terminated according to the laws of the United States.

NINTH: The board of directors of this association, or any one or more shareholders owning, in the aggregate, not less than five percent of the stock of this association, may call a special meeting of shareholders at any time. Unless otherwise provided by the bylaws or the laws of the United States, or waived by shareholders, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least 10, and no more than 60, days prior to the date of the meeting to each shareholder of record at his/he address as shown upon the boods of this association. Unless otherwise provided by the bylaws, any action requiring approval of shareholders must be effected at duly called annual or specila meeting.

TENTH: An director of the association or such director's heirs, executors, or: administrators may be indemnified or reimbursed by the association for reasonable expenses actually incurred in connection with claims made against such director to the extent allowed by applicable law, including 12 CFR 7.5217, and regulatory and public policy.

ELEVENTH:                 These articles of association may be amended at any
                          regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount. The association's board of directors may propose one or more amendments to the articles of association for submission to the shareholders.

                                                                   EXHIBIT T.1.2


                         COMPTROLLER OF THE CURRENCY


-------------------                                         --------------------
TREASURY DEPARTMENT        [TREASURY DEPARTMENT LOGO]       OF THE UNITED STATES
-------------------                                         --------------------
                               WASHINGTON, D.C.


        Whereas, satisfactory evidence has been presented to the Comptroller of the Currency that U.S. Trust Company of Texas, National Association, located in Rowlett, State of Texas, has complied with all provisions of the statutes of the United States required to be complied with before being authorized to commence the business of banking as a National Banking Association.

        Now, therefore, I hereby certify that the above-named association is authorized to commence business of banking as a National Banking Association.

                          In testimony whereof, witness my signature and seal of office this 7th day of December, 1990


                                               /s/ PETER C. KEAFT
            Charter No. 18782
                                            Comptoller of the Currency

                                                                  EXHIBIT T-1.3



                                 TRUST PERMIT
-------------------------------------------------------------------------------
Comptroller of the Currency
Administrator of National Banks
-------------------------------------------------------------------------------
Southwestern District
1600 Lincoln Plaza
500 N. Akard
Dallas, Texas 75201-3394


WHEREAS, - U. S. Trust Company of Texas, National Association, located in Dallas, Texas, being a national banking association, organized under the statutes of the United States, has made application for authority to act as fiduciary;

AND WHEREAS, applicable provisions of the statutes of the United States authorize the grant of such authority;

NOW THEREFORE, I certify that the said association is authorized to act in all fiduciary capabilities permitted by such statutes.

                         IN TESTIMONY WHEREOF, witness my
                         signature and seal of the Office
                         this Sixth day of August, 1991.


                               /s/ EDWARD M. GRAVES


[SEAL]                         Edward M. Graves
                               Director for Analysis

                               CHARTER NUMBER 18782

                                                                  EXHIBIT T.1.4


                                    BY-LAWS

                       U.S. TRUST COMPANY OF TEXAS. N. A.



                                   ARTICLE I

                            MEETING OF SHAREHOLDERS




          Section 1.1 Annual Meeting. The regular annual meeting of the shareholders for the election of directors and the transaction of whatever business may properly come before the meeting, shall be held at such time, within six months after the close of the Corporation's fiscal year, and place as the Board of Directors may designate. Notice of such meeting shall be mailed, postage prepaid, at least ten days prior to the date thereof, addressed to each shareholder at his address appearing on the books of the Corporation. If, from any cause, an election of directors is not made on the said day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law; and notice thereof shall be given in the manner herein provided for the annual meeting.


          Section 1.2. Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by any one or more shareholders owning, in the aggregate, not less than ten (10) percent of the stock of the Corporation. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than ten days prior to the date fixed for such meeting, to each stockholder at his address appearing on the books of the Corporation, a notice stating the purpose of the meeting.


          Section 1.3. Nominations for Director. Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors.

          Section 1.4. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Corporation shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.


          Section 1.5. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law. Shareholders may participate in said meeting by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence at a meeting.


          Section 1.6. Action Without a Meeting. Any action required by law, these By-laws, or the Articles of Incorporation of the Corporation to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all outstanding stock entitled to vote thereon.



                                   ARTICLE II

                                   Directors


          Section 2.1. Board of Directors. The Board of Directors shall have the power to manage and administer the business and affairs of the Corporation. Except as expressly limited by law, all corporate powers of the Corporation shall be vested in and may be exercised by said Board of Directors.

          Section 2.2. Numbers. The Board of Directors shall consist of not less than five nor more than twenty-five persons, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any meeting thereof; provided however, that a majority of the full Board of Directors may not increase the number of directors to a number which exceeds by more than two the number of directors last elected by shareholders.

          Section 2.3. Organization Meeting. The Secretary, upon receiving the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the Main Office of the corporation for the purpose of filing their affidavits accepting such directorship, as required by law, organizing the new Board of Directors and electing and appointing officers of the Corporation for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty days thereof. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

          Section 2.4. Regular meetings. At least one regular meeting of the Board of Directors shall be held in the months of January, February, March, April, May, June, July, September, October and November upon notice. Written notice of the time and place of such regular meetings of the Board of Directors shall be given to each Director by either personal delivery, telegram, facsimile transmission, or any other form of electronic communication, unless prohibited by law, at least two (2) days before the meeting or by notice mailed to the Director at least five (5) days before each meeting. One or more representatives designated by the sole shareholder shall receive prior notice of, and an invitation to attend, any meeting of the Board of Direction

          Section 2.5. Special Meetings. Special meetings of the Board of Directors may be called by the President of the Corporation, or at the request of two or more directors. Each member of the Board of Directors shall be given notice stating the time and place, by telegram, letter, facsimile transmission or other electronic communication, or in person, of each such special meeting

          Section 2.6. Quorum. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a lesser number may adjourn any meeting from time to time, and the meeting may be held, as adjourned, without further notice. Members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.


          Section 2.7. Vacancies. When any vacancy occurs among the directors, the remaining members of the Board of Directors, in accordance with the laws of the State of Texas, may appoint a director to fill such vacancy at any regular meeting of the Board of Directors, or at a special meeting for that purpose.


          Section 2.8. Action Without a Meeting. Any action required to be taken at a meeting of the Board of Directors of the Corporation, or any action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board of Directors or of the committee. Such consent shall have the same effect as a unanimous vote.



                                  ARTICLE III

                            Committees of the Board


          Section 3.1. Examining Committee. The Board of Directors shall annually appoint a committee of two or more directors, which shall, at least once during each calendar year and within fifteen months of the last such examination make suitable examinations of the affairs of the Corporation, or cause suitable examinations to be made by examiners responsible only to the Board of Directors, to ascertain whether the Corporation is in sound financial condition, whether internal controls and procedures are being maintained, and shall recommend to the Board of Directors such changes in the manner of conducting the affairs of the Corporation as shall be deemed advisable. Such reports shall state the results of such examinations in writing to the Board of Directors at the next regular meeting thereafter.

          Section 3.2. Executive Committee. There shall be an Executive Committee composed of two or more directors which shall have and may exercise all the authority of the Board of Directors when the Board of directors is not in session, except that such committee shall not have the authority to:

          (a) approve or recommend to shareholders actions or proposals required by law to be approved by shareholders,

          (b) designate candidates for the office of director, for purposes of proxy solicitation or otherwise,

          (c) fill vacancies on the Board of Directors or any committee thereof,

          (d) amend the By-Laws, or

          (e) authorize or approve the issuance or sale of, or any contract to issue or sell, shares, except that the Board of Directors, having provided general authorization for the issuance or sale of shares, or any contract therefore, may, pursuant to a general formula or method specified by the Board of Directors, by resolution or by adoption of a stock option or other plan, authorize the Executive Committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such share may be issued or sold provided however that the Executive Committee shall secure the consent or approval of U.S. Trust Corporation on behalf of the sole shareholder of the Corporation evidenced by (i) a resolution of its Board of Directors or (ii) written approval of its Chairman or President to such action.

          The Executive Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board of Directors which respect thereto shall be entered in the minutes of the Board of Directors.

The Executive Committee shall meet at least once in each calendar month in which a regular meeting of the Board of Directors is not scheduled.

                                   ARTICLE V

                             Officers and Employees

          Section 4.1. Chairman of the Board. The Board of Directors shall appoint one of its members to be Chairman of the Board of Directors to serve at the pleasure of the Board of Directors. Such person shall preside at all meetings of the Board of directors. The Chairman of the Board of Directors shall supervise the carrying out of the policies adopted or approved by the Board of Directors; shall have general executive powers, as well as the specific powers conferred by these By-Laws; shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned by the Board of Directors.

          Section 4.2. President. The Board of Directors shall appoint one of its members to be President of the Corporation. In the absence of the Chairman, the President shall preside at any meeting of the Board of Directors. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice to the Office of President, or imposed by these By-Laws. The President shall also have and may exercise such further powers and duties as from time to time may be conferred or assigned by the Board of Directors.


          Section 4.3. Vice President. The Board of Directors may appoint one or more Vice Presidents. Each Vice President shall have such powers and duties as may be assigned by the Board of Directors. One Vice President shall be designated by the Board of Directors, in the absence of the President, to perform all the duties of the President.


          Section 4.4. Secretary. The Board of Directors shall appoint a Secretary, Cashier, or other designated officer who shall be Secretary of the Board of Directors and of the Corporation, and shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these By-Laws to be given; shall be custodian of the corporate seal, records, documents and papers of the Corporation; shall provide for the keeping of proper records of all transactions of the Corporation; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the Offices of Secretary or Cashier, or imposed by these By-Laws; and shall also perform such other duties as may be assigned from time to time by the Board of Directors.


          Section 4.5. Other Officers. The Board of Directors may appoint one or more Assistant Vice Presidents, one or more Trust Officers, one or more Assistant Secretaries, one or more Assistant Cashiers, one or more Managers and Assistant Managers of Branches and such other officers and attorneys which from time to time may appear to the Board of Directors to be required or desirable to transact the business of the Corporation. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to them by the Board of Directors, the Chairman of the Board of Directors, or the President.


          Section 4.6. Tenure of Office. The President and all other officers shall hold office for the current year for which the Board of Directors was elected, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in the Office of the President shall be filled promptly by the Board of Directors.

                                   ARTICLE V

                                Trust Department


          Section 5.1. Trust Department. There shall be a department of the Corporation known as the Trust Department which shall perform the fiduciary responsibilities of the Corporation.


          Section 5.2. Trust Officer. There shall be a Trust Officer of this Corporation whose duties shall be to manage, supervise and direct all the activities of the Trust Department. Such person shall do or cause to be done all things necessary or proper in carrying on the business of the Trust Department in accordance with provisions of law and applicable regulations; and shall act pursuant to opinions of counsel where such opinion is deemed necessary. Opinions of counsel shall be retained on file in connection with all important matters pertaining to fiduciary activities. The Trust Officer shall be responsible for all assets and documents held by the Corporation in connection with fiduciary matters.


          The Board of Directors may appoint such other officers of the Trust Department as it may deem necessary, with such duties as may be assigned.


          Section 5.3. Trust Investment Committee. There shall be a Trust Investment Committee of this Corporation composed of two or more members, who shall be capable and experienced officers or directors of the Corporation. All investments of funds held in a fiduciary capacity shall be made, retained or disposed of only with the approval of the Trust Investment Committee, and the Committee shall keep minutes of all its meetings, showing the disposition of all matters it considers and passes upon. The Committee shall, promptly after the acceptance of an account for which the Corporation has investment responsibilities, review the assets thereof, to determine the advisability of retaining or disposing of such assets. The Committee shall conduct a similar review at least once during each calendar year thereafter.

The Trust Investment Committee or any sub-committee thereof shall additionally exercise the Department's fiduciary authority over matters such as discretionary distributions, account overdrafts, acceptance of new accounts, closing of accounts, exceptions or changes to the published fee schedules, and all other matters which require a high degree of corporate discretion.

          A report of all investment reviews and other Committee actions shall be noted in the minutes of the Committee.

          Section 5.4. Trust Department Files. There shall be maintained in the Trust Department files containing all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.


          Section 5.5. Trust Investments. Funds held in a fiduciary capacity shall be invested in accordance with the instrument establishing the fiduciary relationship and permissible by law.



                                   ARTICLE VI

                          Stock and Stock Certificates


          Section 6.1. Transfers. Shares of stock shall be transferable on the books of the Corporation, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights of the prior holder of such shares.


          Section 6.2. Stock Certificates. Certificates of stock shall bear the signature of the Chairman (which may be engraved, printed, or impressed), and shall be signed manually or by facsimile process by the Secretary, Assistant Secretary, Cashier, Assistant Cashier, or any other officer appointed by the Board of Directors for that purpose, to be known as an Authorized Officer, and the seal of the Corporation shall be engraven thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Corporation properly endorsed.



                                  ARTICLE VII

                                 Corporate Seal


          Section 7.1 The President, the Cashier, the Secretary or any Assistant Cashier or Assistant Secretary, or other officer thereunto designated by the Board of Directors, shall have the authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:


                                    [SEAL]

                                  ARTICLE VIII

                            Miscellaneous Provisions


          Section 8.1. Fiscal Year. The Fiscal Year of the Corporation shall be the calendar year.

          Section 8.2. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation by the Chairman of the Board, or the President, or any Vice President, or the Secretary, or the Cashier, or, if in connection with exercise of fiduciary powers of the Corporation, by any of said officers or by any Trust Officer. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the Corporation in such other manner and by such other officers or agents as the Board of Directors may from time to time direct. The provisions of this Section 8.2 are supplementary to any other provision of these By-laws.

          Section 8.3. Records. The Articles of Incorporation, the By-laws and the proceedings of all meetings of the shareholders, the Board of Directors, and standing committees of the Board shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary, Cashier or other Officer appointed to act as Secretary of the meeting.



                                   ARTICLE IX

                                    By-laws


          Section 9.1. Inspection. A copy of the By-laws, with all amendments thereto, shall at all times be kept in a convenient place at the Main Office of the Corporation, and shall be open for inspection to all shareholders, during business hours.


          Section 9.2. Amendments. The By-laws may be amended, altered, or repealed, at any regular or special meeting of the Board of Directors, by a vote of a majority of the total number of the Directors.

                                   ARTICLE X

                                 Idemnification


          Section 10.1. Idemnified Person. To the extent permitted and in the manner prescribed by law, the Corporation shall indemnify any person ("indemnified person") made or threatened to be made a party to any action, suit or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate, is or was a director, advisory board member or officer of the Corporation or served any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Corporation, against judgements, fines, amounts paid in settlement and reasonable expenses (which the Corporation may advance), including attorney's fees, actually and necessarily incurred as a result of such action, suit or proceeding, or any appeal therein. The foregoing right of indemnification shall not be exclusive of any other right to which any such person may be entitled but shall not apply in the event of misconduct or gross negligence of the proposed indemnified person.

                                                                   EXHIBIT T-1.5



                               CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended in connection with the proposed issue of Greyhoud Lines, Inc. 8 1/2% Convertible Subordinated Debentures due 2009, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




                                         U.S. Trust Company of Texas, N.A.,



                                         By: /s/  BILL BARBER
                                            ------------------------------
                                               Bill Barber
                                               Vice President

                                                                  EXHIBIT T.1.6

                                                                Board of Governors of the Federal Reserve System
                                                                OMB Number:  7100-0036
                                                                Federal Deposit Insurance Corporation
                                                                OMB Number:  3064-0052
                                                                Office of the Comptroller of the Currency
  Federal Financial Institutions Examination Council            OMB Number:  1557-0081
                                                                Expires March 31,1999

------------------------------------------------------------------------------------------------------------------------------------

                                                                Please Refer to Page i, (1)
  (LOGO)                                                        Table of Contents, for
                                                                the required disclosure
                                                                of estimated burden

------------------------------------------------------------------------------------------------------------------------------------

  CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR A BANK WITH
  DOMESTIC OFFICES ONLY AND TOTAL ASSETS OF LESS THAN $100
  MILLION  - -  FFIEC  034
                                                                                        (970331)
                                                                                       ----------
  REPORT AT THE CLOSE OF BUSINESS March 31,1997                                        (RCRI 9999)

  This report is required by law:  12 U.S.C. Section 324         This report form is to be filed by banks with domestic
  (State member banks); 12 U.S. c. Section 1817 (State           offices only.  Banks with branches and consolidated
  nonmember banks); and 12 U.S. C. Section 161 (National         subsidiaries in U.S. territories and possessions, Edge or
  banks).                                                        Agreement subsidiaries, foreign branches, consolidated
                                                                 foreign subsidiaries, or International Banking Facilities
                                                                 must file FFIEC 031.

------------------------------------------------------------------------------------------------------------------------------------

  NOTE:  The Reports of Condition and Income must be signed by   The Reports of Condition and Income are to be prepared in
  an authorized officer and the Report of Condition must be      accordance with Federal regulatory authority
  attested to by not less than two directors (trustees) for      instructions.  NOTE:  these instructions may in some
  State nonmember banks and three directors for State member     cases differ from generally accepted accounting
  and National Banks.                                            principles.

  I,      Alfred B. Childs, SVP & Cashier                        We, the undersigned directors (trustees), attest to the
      -----------------------------------
     Name and Title of  Officer Authorized to Sign Report        correctness of this Report of Condition (including the
                                                                 supporting schedules) and declare that it has been
  of the named bank do hereby declare that these Reports of      examined by us and to the best of our knowledge and
  Condition and Income (including the supporting schedules)      belief has been prepared in conformance with the
  have been prepared in conformance with the instructions        instructions issued by the appropriate Federal regulatory
  issued by the appropriate Federal regulatory authority and     authority and is true and correct.
  are true to the best of my knowledge and belief.
                                                                 /s/     Stuart M. Pearman
                                                                 -------------------------
  /s/         Alfred B. Childs                                    Director (Trustee)
  ----------------------------
    Signature of Officer Authorized to Sign Report
                                                                 /s/      J. T. Moore Jr.
                                                                 ------------------------
    April 17,1997                                                 Director (Trustee)
  ---------------
   Date of Signature
                                                                 /s/       Peter J. Denker
                                                                 -------------------------
                                                                  Director (Trustee)


------------------------------------------------------------------------------------------------------------------------------------

  FOR BANKS SUBMITTING HARD COPY REPORT FORMS:

  STATE MEMBER BANKS:  Return the original and one copy to      NATIONAL BANKS:  Return the original only in the special
  the appropriate Federal Reserve District Bank.                return address envelope provided.  If express mail is used in lieu of the special return address envelope, return the
  STATE NONMEMBER BANKS:  Return the original only in the       original only to the FDIC, c/o Quality Data Systems, 2127
  special return address envelope provided.  If express mail    Espey Court, Suite 204, Crofton, MD  21114.
  is used in lieu of the special return address envelope,
  return the original only to the FDIC, c/o Quality Data
  Systems, 2127 Espey Court, Suite 204, Crofton, MD  21114.

------------------------------------------------------------------------------------------------------------------------------------

  FDIC Certificate Number ____________                                                                             12-31-96
                                               (RCRI 9050)      Banks should affix the address label in this space.

                                                                U. S. Trust Company of Texas, National Association
                                                                --------------------------------------------------
                                                                Legal Title of Bank (TEXT 9010)

                                                                2001 Ross Avenue, Suite 2700
                                                                ----------------------------
                                                                City (TEXT 9130)

                                                                Dallas, TX                                          75201
                                                                -----------------------------------------------------------
                                                                State Abbrev. (TEXT 9200)
                                                                ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of
the Currency

            U.S. TRUST COMPANY OF TEXAS, N.A.          Call Date:                         03/31/97  State #:   6797    FFIEC  034
            2100 ROSS AVENUE, SUITE 2700               Vendor ID:                                D   Cert   #:         Page RC-2
            DALLAS, TX  75201                           Transit #:                        11101765  33217
                                                                                                                            9

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31,1997

All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET
                                                                                                                               C100
                                                                                                        Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
           ASSETS
             1.     Cash and balances due from depository institutions:                                   RCON
                                                                                                          ----
                    a.  Noninterest-bearing balances and currency and coin
                    (1,2)                                                                                 0081        1,255   1.a
                         -------------------------                                    -----    ------
                    b.  Interest bearing balances (3)                                                     0071          629   1.b
                                                     --------------------             -----    ------
             2.     Securities:
                    a.  Held-to-maturity securities (from Schedule RC-B, column
                    A)                                                                                    1754            0   2.a
                      ----------------------                                          -----    ------
                    b.  Available-for-sale securities (from Schedule RC-B, column
                    D)                                                                                    1773      105,764   2.b
                      ----------------------                                          -----    ------
             3.     Federal funds sold and securities purchased under agreements to resell:
                    a.  Federal funds sold (4)                                                            0276            0   3.a
                                              ------------------                      -----    ------
                    b.  Securities purchased under agreements to resell
                    (5)                                                                                   0277            0   3.b
                       -------------------------                                      -----    ------
             4.     Loans and lease financing receivables:
                                                                                      RCON
                    a.  Loans and leases, net of unearned income (from Schedule       ----
                    RC-C)                                                             2122       43,079                       4.a
                          --------------------
                    b.  LESS:  Allowance for loan and lease losses                    3123          511                       4.b
                                                                  -----------
                    c.  LESS:  Allocated transfer risk reserve                        3128            0                       4.c
                                                              ---------                                   RCON
                    d.  Loans and leases, net of unearned income, allowance, and                          ----
                    reserve (item 4.a minus 4.b and 4.c)                                                  2125       42,568   4.d
                                                        -----------------             -----    ------

             5.     Trading assets                                                                        3545            0   5.
                                  ---------------------------                         -----    ------
             6.     Premises and fixed assets (including capitalized
                    leases)                                                                               2145          752   6.
                           ----------------------                                     -----    ------
             7.     Other real estate owned (from Schedule RC-M)                                          2150            0   7.
                                                                ---------------       -----    ------
             8.     Investments in unconsolidated subsidiaries and associated
                    companies (from Schedule RC-M                                                         2130            0   8.
                                                  -----------------------------       -----    ------
             9.     Customers' liability to this bank on acceptances
                    outstanding                                                                           2155            0   9.
                                ------------------------                              -----    ------
            10.     Intangible assets (from Schedule RC-M)                                                2143            0   10.
                                                          ---------------             -----    ------
            11.     Other assets (from Schedule RC-F)                                                     2160        1,933   11.
                                                     --------------------------       -----    ------
            12.     a.  Total assets (sum of items 1 through
                    11)                                                                                   2170      152,901   12.a
                       -----------------------------------------                      -----    ------
                    b.  Losses deferred pursuant to U.S.C. 1823(j)                                        0306            0   12.b
                                                                  -----------         -----    ------
                    c.  Total assets and losses deferred pursuant to 12 U.S.C.
                    1823(j) (sum of items 12.a and 12.b)                                                  0307      152,901   12.c
                                                        --------------                ------   -------

(1)      Includes cash items in process of collection and unposed debits.
(2)      The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 3.a and 3.b.
(3)      Includes time certificates of deposit not held for trading.
(4)      Report 'term federal funds sold' in Schedule RC, item 4.a, 'Loans and leases, net of unearned income,' and in
         Schedule RC-C, part 1.
(5)      Report securities purchased under agreements to resell that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 3.a, 'Federal funds sold.'

U.S. TRUST COMPANY OF TEXAS, N.A.         Call Date:                         3/31/97  State #:   6797     FFIEC  034
2100 ROSS AVENUE, SUITE 2700              Vendor ID:                               D   Cert #:    33217   Page RC-2
DALLAS, TX  75201                         Transit #:                        11101765
                                                                                                              10

SCHEDULE RC - CONTINUED
                                                                                                       Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
           LIABILITIES
            13.   Deposits:
                  a.  In domestic offices (sum of totals of                                            RCON
                                                                                                       ----
                       columns A and C from Schedule RC-E)                        RCON                 2200      124,978   13.a
                                                          -------------           ----
                       (1)  Noninterest-bearing (1)                               6631     19,997                          13.a.1
                                                   -------------------
                       (2)  Interest-bearing                                      6636    104,981
                                             --------------------
                  b.  In foreign offices, Edge and Agreement subsidiaries, and
                      IBFs
                        (1)  Noninterest-bearing
                                                ----------------
                        (2)  Interest-bearing
                                             ------------------
            14.   Federal funds purchased and securities sold under agreements                         RCON
                  to repurchase:                                                                       ----

                  a.  Federal funds purchased (2)                                                      0278            0   14.a
                                                 --------------------             -----   ------
                  b.  Securities sold under agreements to repurchase (3)                               0279            0   14.b
                  --------------                                                  -----   ------
            15.   a.  Demand notes issued to the U.S.
                  Treasury                                                                             2840            0   15.a
                          -----------------                                       -----   ------
                  b.  Trading liabilities                                                              3548            0   15.b
                                         --------------------                     -----   ------
            16.   Other borrowed money:
                  A.  WITH A REMAINING MATURITY OF ONE YEAR OR
                  LESS                                                                                 2332        1,000   16.a
                      ----------------                                            -----   ------
                  B.  WITH A REMAINING MATURITY OF MORE THAN ONE
                  YEAR                                                                                 2333        5,000   16.b
                      -----------                                                 -----   ------
            17.   Mortgage indebtedness and obligations under capitalized
                  leases                                                                               2910            0   17.
                        ---------------                                           -----   ------
            18.   Bank's liability on acceptances executed and
                  outstanding                                                                         29200            0   18.
                             ---------------------                                -----   ------
            19.   Subordinated notes and debentures                                                    3200            0   19.
                                                   ------------------             -----   ------
            20.   Other liabilities (from Schedule RC-G)                                               2930        1,468   20.
                                                        -------------             -----   ------
            21.   Total liabilities (sum of items 13 through 20)                                       2948      132,446   21.
                                                                ------------      -----   ------
            22.   Limited-life preferred stock and related surplus                                     3282            0   22.
                                                                  -----------     -----   ------
            EQUITY CAPITAL

            23.   Perpetual preferred stock and related
                  surplus                                                                              3838        7,000   23.
                         --------------------------------                         ------    ------
            24.   Common stock                                                                         3230          500   24.
                              -----------------------------                       ------    ------
            25.   Surplus (exclude all surplus related to preferred
                  stock)                                                                               2829        8,384   25.
                        ------------------------                                  ------    ------
            26.   a.  Undivided profits and capital reserves                                           3632        4,711   26.a
                                                            -----------------     ------    ------
                  b.  Net unrealized holding gains (losses) on available-for-
                  sale securities                                                                      8434        (140)   26.b
                                 -------------------                              ------    ------
            27.   Cumulative foreign currency translation
                  adjustments                                                                          3210
                             ----------------------                               ------    ------
            28.   a.  Total equity capital (sum of items 23 through
                  27)                                                                                  3210       20,455   28.a
                     -------------------------                                    ------    ------
                  b.  Losses deferred pursuant to 12 U.S.C.
                  1823(j)                                                                              0306            0   28.b
                         --------------------------                                ------    ------
                  c.  Total equity capital and losses deferred pursuant to 12
                  U.S.C. 1823(j) (sum of items 28.a and
                  28.b)                                                                                3559       20,455   28.c
                       ------------------------                                   ------    ------
            29.   Total liabilities, limited-life preferred stock, equity
                  capital, and losses deferred pursuant to 12 U.S.C. 1823(j)
                  (sum of items 21, 22, and 28.c)                                                      2257      152,901   29.
                                                 ------------------------         ------    ------

MEMORANDUM
   TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
             1.     Indicate in the box at the right the number of the statement below that best
                    describes the most comprehensive level of auditing work performed for the bank by        RCON
                    independent external auditors as of any date during                                      ----
                    1995                                                                                     6724          1   M.1
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
1 =     Independent audit of the bank conducted in accordance     4 =     Directors' examination of the bank performed by
        with generally accepted auditing standards by                     other external auditors (may be required by state
        certified public accounting firm which submits a                  chartering authority)
        report on the  bank
2 =     Independent audit of the bank's parent holding company    5 =     Review of the bank's financial statements by
        conducted in accordance with generally accepted                   external auditors
        auditing standards by a certified public accounting       6 =     Compilation of the bank's financial statements by
        firm which submits a report on the consolidated                   external auditors
        holding company (but not on the bank separately)          7 =     Other audit procedures (excluding tax preparation
 3 =    Directors' examination of the bank conducted in                   work)
        accordance with generally accepted auditing standards     8 =     No external audit work
        by a certified public accounting firm (may be required
        by state chartering authority)

(1)      Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)      Report "term federal funds purchased" in Schedule RC, item 16, 'Other borrowed money.'
(3)      Report securities sold under agreements to repurchase that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 14.a, 'Federal funds purchased.'
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